                                                                   EXHIBIT 10.13

                           SILVERSTREAM SOFTWARE, INC.

BUSINESS PARTNER AGREEMENT


--------------------------------------------------------------------------------
Partner
--------------------------------------------------------------------------------
Partner Address
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Incorporated in the State of:
--------------------------------------------------------------------------------
Telephone
--------------------------------------------------------------------------------
Fax
--------------------------------------------------------------------------------
                                 e-Mail:             URL:
--------------------------------------------------------------------------------

This Agreement and the Exhibits which form part of it set forth the terms applicable to you as a SilverStream Business Partner. By signing this Agreement Partner agrees to the General Terms and the Exhibits applicable to each category selected below.


Partner Category:

                  [ ] SilverStream Independent Software Vendor (ISV) Partner




This Agreement takes effect as of the last date written below.


SilverStream Software, Inc.                             Partner
                                                                                ------------------------------

Signature                                               Signature
                         ------------------------------                         ------------------------------
Name (please print)                                     Name (please print)
                         ------------------------------                         ------------------------------
Title                                                   Title
                         ------------------------------                         ------------------------------
Date                                                    Date
                         ------------------------------                         ------------------------------


       SILVERSTREAM SOFTWARE, INC. ONE BURLINGTON WOODS DRIVE, BURLINGTON,
             MA 01803, USA. TEL (781) 238 5400, FAX (781) 238 5499


CONFIDENTIAL                                                                1998

--------------------------------------------------------------------------------
                           Business Partner Agreement
                            SilverStream ISV Partners
--------------------------------------------------------------------------------

1.   APPOINTMENT

SilverStream appoints Partner as a non-exclusive member of the SilverStream Business Partner Program in the Territory for the category (s) selected (individually a "Category") on the face page of this Agreement. SilverStream and Partner acknowledge their respective benefits and obligations as outlined in the Exhibits attached hereto. SilverStream may in all Categories (but not in the ISV Category) from time to time change the terms and conditions as outlined in Exhibits by giving the Partner 30 days notice. Partner represents that it meets or will meet within 60 days of the date hereof the program requirements specified in Exhibit B and agrees to maintain such qualification during the period of this Agreement.

2.   TERM

This Agreement shall be for an initial term of One (1) years ("Initial Term") commencing on the date hereof and this Agreement shall automatically renew for subsequent one (1) year periods unless terminated as elsewhere herein provided.

3.   GRANT OF LICENSES

3.1. Subject to the terms and conditions of the Agreement, SilverStream hereby grants to the Partner, and the Partner hereby accepts, the license set forth in Exhibit A for the Products as designated in Exhibit A. To the extent permitted herein, the distribution of any Product by Partner shall be subject to the terms and conditions of SilverStream's shrink-wrap sublicense agreements under which each sublicensee agrees: (i) to operate and process the Product for its own business purposes only, without the right to further sublicense; (ii) not to copy or reproduce the Product, in whole or in part, except as permitted in writing; (iii) not to modify, adapt, translate, decompile, disassemble or reverse engineer (except to the extent SilverStream is required by applicable law to allow you to reverse engineer the software) the Product in any manner, and (iv) that the sublicense agreement inures to the benefit of SilverStream, and that SilverStream may directly enforce the terms of the sublicense agreement in order to protect its interest in the Products.

3.2. Neither Partner nor any persons or entities who directly or indirectly purchase or license Products from, or who have the Products marketed to them by, the Partner in accordance with this Agreement ("Customers") shall have any right to merge or embed the Products into any other computer program or work or create derivative works of the Products.

3.3. Title to and ownership of the Products, including all patents, copyrights and property rights applicable thereto, shall at all times remain solely and exclusively with SilverStream or its licensors, and neither the Partner nor any Customer shall take any action inconsistent with such title and ownership.

3.4. SilverStream, may at its option, make available to Partner certain software, media and/or related documentation for products or versions of products not generally commercially available ("Pre-released Software). Partner agrees to use Pre-released Software for testing and evaluation purposes only, and to treat Pre-released Software as Confidential Information and trade secrets subject to the provisions of this Agreement. Partner agrees to abide by the terms of the shrink-wrap license associated with such Pre-released Software.

4.   PRICES, PAYMENT AND AUDIT

4.1. Partner agrees to pay the "Partner Price" as a license fee for each Product ordered hereunder. The Partner Price shall equal SilverStream's suggested MSRP ("Base Price") for Products ordered, less the applicable discount (the "Discount"), set forth on the North American Price List ("Price List") in Exhibit C. All Base Prices and Partner Prices are in U.S. Dollars and F.O.B. SilverStream's point of shipment. All payments from Partner to SilverStream shall be made in U.S. Dollars. Payments from Canadian Partners may be made in


CONFIDENTIAL                                                                1998

     Canadian Dollars if the SilverStream invoice to the Partner is prepared by SilverStream in Canadian Dollars.

4.2. SilverStream in its sole discretion, shall have the right from time to time, to change the Base Prices and Discounts and/or add or delete products to or from the Price List by giving 30 days prior written notice to the Partner. Orders accepted by SilverStream prior to the effective date of any such change and scheduled for delivery within 30 days following receipt by SilverStream shall be processed at the lower of (i) the Base Prices and/or Partner Prices in effect on the date of acceptance of the order or (ii) the Base Prices and/or Partner Prices in effect on the scheduled shipment date.

4.3. The payment terms for Product ordered shall be net thirty (30) days and if Partner fails to pay any amounts when due, the Partner shall pay SilverStream a late payment charge equal to 1.5% per month or if lesser the maximum amount permitted by law. SilverStream reserves the right to require full or partial payment in advance, or to revoke any credit previously extended, if, in SilverStream's judgment, the Partner's financial condition does not warrant proceeding on the terms specified.

4.4. SilverStream shall have the right, subject to reasonable advance notice, to have an independent auditor acceptable to Partner (which acceptance shall not be unreasonably withheld) inspect such books and records of Partner, at Partner's principal place of business, as are necessary to verify the reports provided by Partner to SilverStream. Any such audit shall be at the expense of SilverStream, unless such audit discloses an underpayment by the Partner in excess of five percent (5%) in any three-month period, in which case Partner shall reimburse SilverStream for such expenses. Any underpayment by Partner shall be promptly paid to SilverStream together with interest as provided in this Section.

5.   TAXES AND IMPORT DUTIES

Base Prices and Partner Prices are exclusive of all federal, state, municipal, excise, sales, use, value added, property or other similar taxes and import duties, now in force or enacted in the future by any community of nations or any nation or political subdivision, all of which shall be paid by the Partner, except for such taxes as are imposed on SilverStream's income, which shall be paid by SilverStream. The Partner is responsible for obtaining and providing to SilverStream any certificate of exemption or similar document required to exempt any sale from sales, use or similar tax liability.

6.   MASTER DISKS AND AUTHORIZED LICENSE CODES

Master Disks and authorized license codes. Partner is authorized to distribute Application Deployment Servers and is authorized to make Evaluation Copies and Demonstrations Copies of the Software and copies of the Software to be licensed as Application Deployment Servers from the Master Disks ("Master Disks") and authorized license codes that SilverStream will make available to Partner. Partner may make a reasonable number of Evaluation and Demonstration copies that may be distributed without Royalties provided that the partner receives no revenue associated with the Evaluation and Demonstration Copies and the Evaluation and Demonstration Copies contain a license code, as provided by SilverStream, that causes the Software to cease functioning 60 days after installation.

Partner must maintain adequate security over Master Disks and authorized license codes and shall allow only a limited number of employees to make copies from Master Disks. Partner shall fully account for all copies of the Software. Partner shall not modify or alter and proprietary rights notices contained within the Software. Partner is strictly prohibited from providing access or transferring the Masters Disks or license codes to any third party.

7.   OBLIGATIONS OF THE PARTNER

Partner shall undertake all obligations set forth as Program Requirements on Exhibit B.

8.   WARRANTIES

SILVERSTREAM DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO THE PRODUCTS, INCLUDING WITHOUT LIMITATION ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. SILVERSTREAM'S LIABILITY FOR DAMAGES TO THE PARTNER FOR ANY CAUSE WHATSOEVER REGARDLESS OF THE FORM OF ANY CLAIM OR ACTION, SHALL NOT EXCEED THE AGGREGATE PAID FOR PRODUCTS UNDER THIS AGREEMENT. SILVERSTREAM SHALL IN NO EVENT BE LIABLE FOR ANY LOSS OF DATA, PROFITS OR USE OF THE PRODUCTS, OR FOR ANY SPECIAL, INDIRECT, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL LOSS DAMAGES ARISING HEREUNDER EVEN IF


CONFIDENTIAL                                                                1998

SILVERSTREAM HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT WILL SILVERSTREAM BE LIABLE TO CUSTOMERS OR OTHER THIRD PARTIES FOR ANY DAMAGES, INCLUDING BUT NOT LIMITED TO: (i) DAMAGES CAUSED BY THE PARTNER'S FAILURE TO PERFORM COVENANTS AND RESPONSIBILITIES, BY REASON OF SILVERSTREAM'S NEGLIGENCE OR OTHERWISE; (ii) DAMAGES CAUSED BY REPAIRS OR MODIFICATIONS DONE WITHOUT SILVERSTREAM'S WRITTEN APPROVAL; OR (iii) LOSS OF DATA, PROFITS OR USE OF THE PRODUCTS OR ANY SPECIAL, INDIRECT, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL LOSS DAMAGES IN CONNECTION WITH THE USE OR PERFORMANCE OF THE PRODUCTS. THE PARTNER SHALL INDEMNIFY SILVERSTREAM AGAINST ALL SUCH CLAIMS ASSERTED BY ITS CUSTOMERS OR OTHER THIRD PARTIES AGAINST SILVERSTREAM.

INDEMNIFICATION BY THE PARTNER. To the extent a claim or action is brought against SilverStream based on or related to the Partner's failure to observe or perform its obligations under this Agreement, including its obligation to notify customers of limitations and disclaimers of warranties and liabilities, the Partner shall defend and hold SilverStream harmless from and against any and all damages, costs and expenses, including reasonable attorneys' fees, suffered by or awarded against SilverStream.

9.   PATENTS AND TRADEMARKS

9.1. Infringement Indemnification by SilverStream. If notified promptly in writing of any action brought against the Partner based on a claim that the Products infringe any valid United States patent or copyright, SilverStream shall defend such action at its expense and pay all costs and damages finally awarded in such action or settlement which are attributable to such claim. SilverStream shall have sole control of the defense of any such action and all negotiations for its settlement or compromise. The Partner shall cooperate fully with SilverStream in the defense, settlement or compromise of any such action. In the event that a final injunction is obtained against the Partner's use of the Product by reason of infringement of a valid patent, copyright, trade secret or other intellectual property right, or if in the opinion of SilverStream the Product is likely to become the subject of a successful claim of such infringement, SilverStream may, at its option and expense, (i) procure for the Partner and its Customers the right to continue using the Product, (ii) replace or modify the Product so that it becomes non-infringing so long as its functionality is essentially unchanged, or (iii) if neither (i) and (ii) are reasonably available to SilverStream, terminate the license for the Product.

9.2. Notwithstanding the foregoing, SilverStream shall have no liability to the Partner to the extent that any infringement or claim thereof is based upon
     (i) use of any Product in combination with equipment or software not supplied by SilverStream where the Product would not itself be infringing,
     (ii) compliance with designs, specifications or instructions of the Partner or any of its Customers, (iii) use of any Product in an application or environment for which it was not designed or contemplated hereunder, (iv) modifications of the Products by anyone other than SilverStream, or (v) any claims of infringement of any patent, copyright or trade secret in which the Partner or any affiliate of the Partner has an interest or license.

9.3. The Partner shall not bring any suit or action against SilverStream for any reason whatsoever more than one year after the related cause of action has occurred.

9.4. THE FOREGOING INDEMNIFICATION PROVISIONS STATE THE ENTIRE LIABILITY OF SILVERSTREAM WITH RESPECT TO INFRINGEMENT OR ALLEGED INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADEMARKS, TRADE SECRETS AND OTHER INTELLECTUAL PROPERTY OR PROPRIETARY RIGHTS BY THE PRODUCTS.

9.5. Infringement, Indemnification by the Partner. The Partner shall indemnify, defend and hold harmless SilverStream against all claims, liabilities, damages, expenses, judgments and losses (including reasonable attorneys' fees) arising from (i) infringement or alleged infringement of any patent, copyright, trade secret, trademark or other intellectual property or proprietary right as a result of compliance by SilverStream with the designs, specifications or instructions of the Partner or any of its Customers, (ii) the Partner's breach of any of its obligations hereunder, and (iii) the Partner's misuse of the Products.

9.6. Ownership of Patents and Trademarks. All patents, trademarks, trade names, copyrights, domain names and designs in relation to the Products and the literature supplied in connection therewith shall be and remain the property of SilverStream, or the owner of such as applicable and no rights to duplicate such property shall accrue to the Partner unless expressly provided herein or unless written permission is granted by SilverStream.

9.7. Use of SilverStream's Trade Name and Trademarks. The Partner shall include and shall not alter, obscure or remove any trademark or trade name used or claimed by SilverStream, or any markings, colors, logos or other


CONFIDENTIAL                                                                1998
     insignia which are contained on or in or affixed to Products at the time of shipment (collectively, with any domain name including the word SilverStream, the "SilverStream Marks").

     9.7.1. Subject to the terms and conditions of this Agreement, SilverStream hereby grants to Partner during the term of this Agreement a non-assignable and non-transferable right and license to use the SilverStream Marks in the conduct of its business in a style and manner approved by SilverStream in writing prior to such use. Partner may, in advertising, promotional materials, letterheads, invoices, and other appropriate documents, describe itself as an "Authorized Partner for SilverStream Software Products." Partner shall forward to SilverStream for its prompt review and approval any and all forms of proposed advertising or promotional materials of Partner which include a SilverStream Mark.

     9.7.2. Partner agrees it is not authorized under this Agreement to use any SilverStream Marks in connection with any business conducted by the Partner other than the business of reselling Products in accordance with the terms of this Agreement.

     9.7.3. Partner will not, during or after the term of this Agreement, claim any ownership or similar interest in any of the SilverStream Marks.

     9.7.4. Nothing herein shall give Partner any right, title, or interest in the SilverStream Marks except the right to use the same during the term of this Agreement and in accordance with its terms. Any use of the SilverStream Marks by or with the authority of Partner shall inure to the benefit of SilverStream.

     9.7.5. Partner agrees it shall not, and it shall not cause or assist any third party to, register or attempt to register, in its own name or otherwise, any of the SilverStream Marks or any other trademarks, service marks, or slogans owned by or associated with SilverStream or any derivative of any of these. In the event that Partner secures or has secured in any jurisdiction any rights to any of the SilverStream Marks or any of such other marks or slogans which are prior to or greater than the rights owned by SilverStream, then Partner shall immediately notify SilverStream of same, and, upon written request from SilverStream, hereby assigns all Partner's right, title, and interest therein to SilverStream (or its designee).

     9.7.6. Partner agrees to notify SilverStream in writing of any apparent infringement of any of the SilverStream Marks which comes to the attention of Partner.

     9.7.7. Upon termination of this Agreement for any reason, all rights and licenses granted to Partner hereunder shall terminate and revert immediately to SilverStream and Partner shall immediately cease using the SilverStream Marks.

     9.7.8. Partner acknowledges and agrees that the SilverStream Marks have a unique character giving them a peculiar value, the loss of which cannot reasonably or adequately be compensated for by monetary damages, and that the violation by Partner of the provisions hereof concerning the same or of SilverStream's rights therein are likely to cause SilverStream irreparable damage and injury. Partner hereby expressly agrees that SilverStream will be entitled to equitable relief to prevent or cure any violation or infringement or threatened violation or infringement of SilverStream's rights in the SilverStream Marks.

9.8. SilverStream shall be entitled to review the Partner's operation from time to time, and, upon reasonable notice to Partner, conduct periodic quality reviews of Partner's operation. Partner shall comply with all SilverStream quality standards established from time to time by SilverStream. This Agreement may be terminated by SilverStream upon 30 days' written notice in the event Partner fails to comply with SilverStream's quality standards, which failure remains uncured for thirty (30) days after notice thereof from SilverStream.

10.  TERMINATION, DEFAULT AND REMEDIES

10.1. After the Initial Term, this Agreement may be terminated by either party, without cause, upon written notice to the other party giving 90 days notice, at any time during the term of this agreement

10.2. Upon the occurrence of any of the following acts or events ("Events of Default"), the Partner shall be in default and breach of this Agreement.

     10.2.1. Where applicable, the failure to meet the financial requirements as set forth on Exhibit B.

     10.2.2. Failure to make any payment when due hereunder which failure remains uncured for fourteen days (14) days after notice thereof from SilverStream.

     10.2.3. Failure to comply with the terms hereof or to perform any of its covenants, obligations or


CONFIDENTIAL                                                                1998
              responsibilities under this Agreement which failure remains uncured for fourteen (14) days after notice thereof from SilverStream.

      10.2.4. Dissolution, termination of existence, liquidation, insolvency or business failure of the Partner or the institution of any bankruptcy proceeding against or by the Partner, or the appointment of a custodian or receiver for the Partner or any part of its property if such bankruptcy proceeding or appointment is not terminated or dismissed within thirty (30) days.

      10.2.5. Assignment or attempted assignment of this Agreement by Partner in violation of Section 11.3 hereof.

10.3. Upon the occurrence of an Event of Default, SilverStream, in its sole discretion, shall have the right to (i) immediately terminate, by written notice, this Agreement and/or any software license granted to the Partner,
      (ii) cancel any or all unfilled orders for Products submitted by the Partner, and (iii) exercise any other remedy which may be available at law or in equity.

10.4. Upon the termination of this Agreement, the Partner shall (i) cease immediately from acting as a Partner of SilverStream and abstain from making further distribution of Products, (ii) pay to SilverStream, in full within 30 days of such termination, all amounts owed to SilverStream, (iii) cooperate with SilverStream in completing all outstanding obligations to Customers, and (iv) cease making use of any printed material, trademarks, trade name or domain name identified with SilverStream without the express written consent of SilverStream. Th provisions set forth in Sections 8, 9.7.7., 9.7.8., 10 and 11 shall survive the termination of this Agreement.

10.5. SilverStream shall have no liability to the Partner for damages of any kind, including indirect, incidental or consequential damages, on account of the termination or expiration of this Agreement. Without limiting the generality of the foregoing, SilverStream shall not be liable to the Partner for reimbursement or damages for the loss of goodwill, prospective profits or anticipated sales, or on account of any expenditures, investment, leases or commitments made by the Partner or for any other reason whatsoever based upon, or growing out of, such termination or expiration.

11.   GENERAL

11.1. Proprietary Information. No proprietary information disclosed by either party to the other in connection with this Agreement shall be disclosed to any person or entity other than the recipient party's employees directly involved with the recipient party's use of such information (in accordance with the terms hereof) who are bound by written agreement to protect the confidentiality of such information, and such information shall otherwise be protected by the recipient party from disclosure to others. Information will not be subject to this provision if it is or becomes a matter of public knowledge without the fault of the recipient party, if it was a matter of written record in the recipient party's files prior to disclosure to it by the other party, or if it was or is received by the recipient party from a third person under circumstances permitting its unrestricted disclosure by the recipient party. Upon termination of this Agreement, each party shall promptly deliver to the other all proprietary information of the other party in the possession or control of such party and all copies thereof. The obligations under this Section shall continue for a period of five (5) years after the termination of this Agreement.

11.2. Force Majeure. In the event that either party fails to perform any of its obligations under this Agreement due to any act of God, fire, casualty, flood, war, strike, lock out, failure of public utilities, injunction or any act, exercise, intervention of governmental authority, epidemic, insurrection, or any other cause beyond the reasonable control of the party invoking this provision, then, except for Partner's obligation to make payments to SilverStream hereunder, the affected party's performance shall be excused and the time for performance shall be extended for the period of delay or inability to perform due to such occurrence.

11.3. Assignment and Corporate Reorganization. The rights granted to the Partner under this Agreement are personal in character. Neither this Agreement nor any rights granted hereby may be assigned by the Partner voluntarily or by operation of law without SilverStream's prior written consent and any such attempted assignment shall be null and void. For purposes of this Agreement, "assignment" shall be deemed to include the transfer of all or substantially all of the assets of, or a majority interest in the Partner or the voting stock of the Partner, or the merger of the Partner with one or more entities. This Agreement shall inure to the benefit of and be binding upon any successor or assign of SilverStream.

11.4. Compliance with U.S. Government Regulations. The parties agree to comply with all U.S. state and federal laws, regulations or orders pertaining to the fulfillment of this Agreement including but not limited to export control laws, anti-boycott laws, and the Foreign Corrupt Practices Act, which prohibits certain payments to


CONFIDENTIAL                                                                1998
         parties who are not the Partner.

11.5. Applicable Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

11.6. Relationship of the Parties. The Partner acknowledges that both parties hereto are independent contractors and that the Partner will, on its own behalf, solicit orders for Products only as an independent contractor. The Partner shall not represent itself as a partner, joint venture, agent, employee or general representative of SilverStream. The Partner acknowledges that it shall have no right, power or authority to in any way obligate SilverStream to any contract or other obligation.

11.7. Entire Agreement. This Agreement constitutes the entire agreement between SilverStream and the Partner with respect to the subject matter hereof and shall not be amended, altered or changed except by a written agreement signed by the parties hereto.

11.8. Waivers. No delay or omission on the part of either party to this Agreement in requiring performance by the other party or in exercising any right hereunder shall operate as a waiver of any provision hereof or of any right or rights hereunder; and the waiver, omission or delay in requiring performance or exercising any right hereunder on any one occasion shall not be construed as a bar to or waiver of such performance or right, or of any right or remedy under this Agreement, on any future occasion.

11.9. Notices. For purposes of this Agreement, and for all notices and correspondence hereunder, the addresses of the respective parties have been set out at the beginning of this Agreement, and no change of address shall be binding upon the other party until written notice thereof is received by such party at the address shown herein. All notices shall be effective upon receipt if delivered by courier service and five days after mailing if sent by registered mail.

11.10. Severability. If any provision of this Agreement shall for any reason be held illegal or unenforceable, such provision shall be deemed separable from the remaining provisions of this Agreement and shall in no way affect or impair the validity or enforceability of the remaining provisions of this Agreement.

11.11. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

CONFIDENTIAL                                                                1998